Exhibit 99.1

Antero Resources Reports Fourth Quarter and Full Year 2019 Results and Announces 2020 Guidance and Proved Reserves

Denver, Colorado, February 12, 2020— Antero Resources Corporation (NYSE: AR) (“Antero Resources” or the “Company”) today announced its fourth quarter and full year 2019 financial and operational results as well as its 2020 capital budget, guidance and proved reserves as of December 31, 2019. The relevant consolidated financial statements are included in Antero Resource’s Annual Report on Form 10-K for the year ended December 31, 2019.

Fourth Quarter and Full Year 2019 Highlights Include:

•	Net production averaged 3,185 MMcfe/d (30% liquids by volume) during the fourth quarter and 3,220 MMcfe/d for the full year, a 19% year-over-year increase compared to 2018
•	Realized natural gas equivalent price averaged $3.18 per Mcfe during the quarter
	o	Includes pre-hedge C3+ NGL price of $29.61/Bbl
•	All-in cash expenses were $2.34 per Mcfe during the quarter, a $0.22, or 8% reduction from the first half of 2019
	o	Net marketing expense was $0.17 per Mcfe during the quarter, a $0.05 or 23% decrease from the prior quarter
•	Drilling and completion capital spending was $300 million during the fourth quarter and $1.27 billion for the full year, an 11% and 14% decrease, respectively, compared to the prior year periods
•	Proved reserves increased 5% to 18.9 Tcfe at year-end 2019 compared to year-end 2018 and proved developed reserves increased 13% to 11.7 Tcfe
•	Future development cost estimate for 7.2 Tcfe of proved undeveloped reserves is $0.37 per Mcfe

2020 Guidance Highlights:

•	Drilling and completion capital budget of $1.15 billion, down 10% from 2019
•	Full year 2020 net production is expected to average 3,500 MMcfe/d, a 9% increase over 2019 net production
	o	Liquids production, including oil, C3+ NGLs, and ethane assuming 25% recovery, is expected to average 187,500 Bbl/d
•	All-in cash expenses, including net marketing expense, are expected to be $2.25 to $2.35 per Mcfe, an $0.18 decrease from 2019
	o	Net marketing expense is forecast to be $0.10 to $0.12 per Mcfe, an $0.11 decline from 2019
•	Natural gas production guidance is 94% hedged at $2.87/MMBtu
•	Estimated oil and oil-equivalent production of 26,000 Bbl/d (pentanes are hedged to WTI) is 100% hedged in 2020 at $55.63/Bbl

Paul Rady, Chairman and Chief Executive Officer of Antero Resources commented, “Our 2020 capital budget highlights the direct benefit from our well cost savings initiatives that we launched in 2019. In simple terms, we have reduced our total well cost per foot from $970 in the initial 2019 budget to a target of $795 to $825 per for 2020. The result is a 10% reduction in drilling and completion capital and a 28% reduction in lease operating expense as compared to 2019, while delivering production growth of 9%. This level of production in turn should trigger $75 million in previously announced gathering, processing and transportation expense savings in 2020 and paves the way for up to $350 million in total savings between 2020 and 2023. Additionally, by growing into our unutilized firm transportation commitments we reduce our cost structure by another $200 million by 2022.”

Mr. Rady continued, “We believe that our industry-leading hedge portfolio and diversified production mix, combined with our ability to export more than 50% of our C3+ NGL production to premium international markets, provides Antero with a competitive advantage throughout commodity price cycles. Our cost savings initiatives and liquids exposure result in a projected cash flow neutral profile for 2020 at current strip pricing including the $125 million water earnout payment received in January from Antero Midstream.”

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2020 Capital Budget and Guidance

The following is a summary of Antero Resources’ 2020 capital budget. The capital budget is based on commodity strip pricing as of February 7, 2020 that was $52 per barrel WTI oil, $25 per barrel C3+ NGL and $2.08 per MMBtu NYMEX natural gas for 2020.

Capital Budget ($ in Billions)
Drilling & Completion	$1.15
Land	$0.05
Total E&P Capital	$1.2

The following is a summary of Antero Resources’ 2020 production, pricing and cash expense guidance.

Production Guidance
Net Daily Natural Gas Equivalent Production (MMcfe/d)	3,500
Net Daily Natural Gas Production (MMcf/d)	2,375
Total Net Daily Liquids Production (Bbl/d):	187,500

Realized Pricing Guidance
Natural Gas Realized Price vs. NYMEX Henry Hub ($/Mcf)	$0.00 – $0.10
Oil Realized Price vs. WTI Oil ($/Bbl)	($7.00) – ($9.00)
C3+ NGL Realized Price vs. Mont Belvieu ($/Gal)	$0.00 – $0.05

Cash Expense Guidance	Low	High
Cash Production Expense ($/Mcfe)(1)	$2.07	$2.13
Marketing Expense, Net of Marketing Revenue ($/Mcfe)	$0.10	$0.12
G&A Expense ($/Mcfe)(2)	$0.08	$0.10
All-In Cash Expense	$2.25	$2.35

(1)     Includes lease operating expenses, gathering, compression, processing and transportation expenses (“GP&T”) and production and ad valorem taxes. (2)     Excludes equity-based compensation.

Well Cost Savings

Antero’s drilling and completion capital budget is based on average total well cost of $825 per foot, which is at the high end of the 2020 target range of $795 to $825 per foot. Well costs averaged $860 per foot in the fourth quarter of 2019 with only a portion of the wells being completed with reduced water. The reduction in 2020 well costs is expected to be driven by both drier completions (36 Bbl of water per foot of lateral) on all wells and expanded produced water services provided by Antero Midstream.

Fourth Quarter 2019 Financial Results

For the three months ended December 31, 2019, Antero reported a GAAP net loss of $482 million, or $1.61 per diluted share, compared to a GAAP net loss of $122 million, or $0.39 per diluted share, in the prior year period. Adjusted Net Loss (non-GAAP measure) was $6 million, or $0.02 per diluted share, compared to Adjusted Net Income of $175 million during the three months ended December 31, 2018, or $0.56 per diluted share. The Adjusted Net Loss reflects a $468 million impairment based on the fair value of our equity interest in Antero Midstream at year end 2019.

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Adjusted EBITDAX (non-GAAP measure) was $295 million, a 38% decrease compared to $475 million in the prior year period due to lower commodity pricing. Antero’s average realized price after hedges declined 20% from $3.97 per Mcfe in the fourth quarter of 2018 to $3.18 per Mcfe in the fourth quarter of 2019.

The following table details the components of average net production and average realized prices for the three months ended December 31, 2019:

	Three months ended December 31, 2019
	Natural Gas (MMcf/d)	Oil (Bbl/d)	C3+ NGLs (Bbl/d)	Ethane (Bbl/d)	Combined Natural Gas Equivalent (MMcfe/d)
Average Net Production	2,223	8,793	104,376	47,014	3,185

Average Realized Prices	Natural Gas ($/Mcf)	Oil ($/Bbl)	C3+ NGLs ($/Bbl)	Ethane ($/Bbl)	Combined Natural Gas Equivalent ($/Mcfe)
Average realized prices before settled derivatives	$2.50	$49.29	$29.61	$7.44	$2.96
Settled commodity derivatives	0.37	4.28	(1.66)	—	0.22
Average realized prices after settled derivatives	$2.87	$53.57	$27.95	$7.44	$3.18

NYMEX average price	$2.50	$56.96			$2.50
Premium / (Differential) to NYMEX	$0.37	$(3.39)			$0.68

Net daily natural gas equivalent production in the fourth quarter averaged 3,185 MMcfe/d, including 160,183 Bbl/d of liquids (30% liquids by volume). Liquids revenue represented approximately 41% of total product revenue before hedges. Production declined 1% from the prior year period due to the timing of well completions in 2019 as two pads, totaling 13 wells, were turned to sales in late December of 2019.

Antero’s average realized C3+ NGL price before hedging was $29.61 per barrel, representing a 4% decrease versus the prior year period and a 31% increase from the third quarter of 2019. Antero shipped 41% of its total C3+ NGL net production on Mariner East 2 for export and realized a $0.21 per gallon premium to Mont Belvieu pricing on these volumes at Marcus Hook, PA.  Antero sold the remaining 59% of C3+ NGL net production at a $0.09 per gallon discount to Mont Belvieu pricing at Hopedale, OH.  The resulting blended price on 104,376 Bbl/d of net C3+ NGL production was $29.61 per barrel, which was a $0.03 per gallon premium to Mont Belvieu pricing. Based on current strip prices at Mont Belvieu and in the international markets, Antero expects its realized C3+ NGL prices in 2020 to be $0.00 to a $0.05 per gallon premium to Mont Belvieu. Antero expects to sell at least 50% of its C3+ NGL production in 2020 at Marcus Hook for export at a premium to Mont Belvieu.

	Three months ended December 31, 2019
	Pricing Point	Net C3+ NGL Production (Bbl/d)	% by Destination	Premium (Discount) To Mont Belvieu ($/Gal)
Propane / Butane shipped on ME2	Marcus Hook	42,794	41%	$0.21
Remaining C3+ NGL volume	Hopedale	61,582	59%	$(0.09)
Total C3+ NGLs		104,376	100%	$0.03

Cash Expense and Net Marketing Expense

All-in per unit cash expense, which includes lease operating, GP&T, production and ad valorem taxes, net marketing and general and administrative expense (excluding equity-based compensation) was $2.34 per Mcfe in the fourth quarter, an 8% decrease compared to $2.56 per Mcfe average during the first half of 2019. Antero expects all-in cash expense of $2.25 to $2.35 per Mcfe as a result of the recently announced midstream fee reductions, filling unutilized firm transportation, and ongoing progress on the water savings initiatives that reduces lease operating expense.

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Per unit net marketing expense declined to $0.17 per Mcfe in the fourth quarter compared to $0.22 per Mcfe reported in the prior year period. The decline was driven by the mitigation of some of our excess firm transportation expense. Net marketing expense is expected to decline further in 2020, to $0.10 to $0.12 per Mcfe, as a result of both an increase in natural gas production filling excess firm transportation capacity and renegotiated agreements with midstream providers that allow for higher utilization of our transportation capacity to the more attractive pricing in the Gulf Coast markets.

Adjusted EBITDAX margin (non-GAAP measure) was $1.01 per Mcfe, a 37% decrease from the prior year period, due to lower realized prices relative to the prior year period. The following table presents a calculation of Adjusted EBITDAX margin on a per Mcfe basis and a reconciliation to the realized price before cash receipts for settled derivatives, the nearest GAAP financial measure. Adjusted EBITDAX margin represents Adjusted EBITDAX divided by production, and is a measure that helps investors to more meaningfully evaluate and compare the results of Antero’s operations on a per unit basis from period to period by removing the effect of its capital structure from its operating structure.

	Three months ended December 31,
	2018	2019
Adjusted EBITDAX margin ($ per Mcfe):
Realized price before cash receipts for settled derivatives	$4.05	$2.96
Distributions/dividends from Antero Midstream	0.16	0.17
Marketing, net	(0.22)	(0.17)
Gathering, compression, processing and transportation costs	(1.88)	(1.88)
Lease operating expense	(0.15)	(0.09)
Production and ad valorem taxes	(0.15)	(0.10)
General and administrative (excluding equity-based compensation)	(0.11)	(0.10)
Adjusted EBITDAX margin before settled commodity derivatives	1.70	0.79
Cash receipts for settled commodity derivatives	(0.09)	0.22
Adjusted EBITDAX margin ($ per Mcfe):	$1.61	$1.01

Fourth Quarter 2019 Operating Update

Marcellus Shale — Antero placed 21 horizontal Marcellus wells to sales during the fourth quarter of 2019 with an average lateral length of 11,600 feet.  For new wells that had 60 days of reported production data during the quarter, the average 60-day rate per well was 18.2 MMcfe/d on choke. The 60-day average rate per well included 742 Bbl/d of liquids, comprised of oil, C3+ NGLs and assumes 25% ethane recovery.

Additionally, Antero drilled an average of 7,000 lateral feet per day in the quarter, achieving its highest quarterly rate in the Company’s history.  This drilling record represents a 17% sequential increase and a 38% increase compared to the 2018 average in lateral footage performance.  Antero also drilled a company one-well record of 10,453 lateral feet in a 24-hour period.  During 2019, Antero drilled 97 wells that averaged over one mile per day drilling in the lateral and was the only known operator in the Marcellus to drill over 10,000 lateral feet in a 24-hour period, which Antero accomplished twice. Antero’s ongoing emphasis on completion efficiencies resulted in an improvement during the fourth quarter, as the Company averaged 6.3 stages completed per day, representing a 7% increase from 5.9 stages per day in the prior period.

Fourth Quarter and Full Year 2019 Capital Investment

Antero’s accrued drilling and completion capital expenditures for the three months ended December 31, 2019 were $300 million. For the full year 2019, drilling and completion capital expenditures were $1.27 billion, a decrease of 16% from 2018 and 7% below Antero’s original 2019 guidance.

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Balance Sheet and Liquidity

As of December 31, 2019, Antero’s total debt was $3.76 billion, of which $552 million were borrowings outstanding under the Company’s revolving credit facility. Antero has a borrowing base of $4.5 billion with lender commitments that total $2.64 billion. After deducting letters of credit outstanding of $623 million, the Company had $1.5 billion in available liquidity. The decrease in Antero’s outstanding letters of credit from the prior period reflect new surety bonds that were secured during the fourth quarter. As of December 31, 2019, Antero’s net debt to trailing twelve months Adjusted EBITDAX ratio was 3.0x.

Antero repurchased $225 million principal amount of senior unsecured notes during the fourth quarter at a 17% weighted average discount price, including both its 2021 and 2022 senior notes. The repurchases reduced Antero’s total debt by $37 million and net interest expense was reduced by $6 million on an annualized basis. Antero also repurchased 8.3 million shares of common stock during the fourth quarter at a weighted average price of $2.50 per share.

President and CFO, Glen Warren, commented, “Our ability to materially reduce operating costs and lower capital spending allows us to protect our balance sheet while executing a moderate near-term growth strategy to fill our remaining unfilled premium firm transportation and realize the midstream fee reductions announced in December. Pro forma for the recently announced asset sale program, we are targeting a mid 2-times leverage ratio with robust liquidity of $2.3 billion at year-end 2020 excluding further senior note repurchases or redemptions. Longer term, we are committed to reducing absolute debt and maximizing free cash flow as we expect to fill our premium firm transportation commitments by the end of 2021.”

Year End Proved Reserves

At December 31, 2019, Antero’s estimated proved reserves were 18.9 Tcfe, a 5% increase over the prior year.  Estimated proved reserves were comprised of 61% natural gas, 38% NGLs and 1% oil.  The Marcellus Shale accounted for 92% of estimated proved reserves and the Ohio Utica Shale accounted for 8%.  For 2019, Antero added 3.7 Tcfe of estimated proved reserves.  Approximately 2.3 Tcfe was removed from Antero's proved reserves due to the SEC 5-year rule, primarily related to changes in drilling locations in our 5-year development plan.

Estimated proved developed reserves were 11.7 Tcfe, a 13% increase over the prior year.  The percentage of estimated proved reserves classified as proved developed increased to 62% at year-end 2019, compared to 58% at year-end 2018.  Antero's 328 proved undeveloped locations average an estimated 1258 BTU, with an average lateral length of approximately 12,500 feet.

Antero's 7.2 Tcfe of estimated proved undeveloped reserves will require an estimated $2.6 billion of future development capital over the next five years, resulting in an estimated average future development cost for proved undeveloped reserves of $0.37 per Mcfe.

The following table presents a summary of changes in estimated proved reserves (in Tcfe).

Proved reserves, December 31, 2018	18.0
Extensions, discoveries, and other additions	3.7
Revisions to prior estimates	(1.6)
Estimated Production	(1.2)
Proved reserves, December 31, 2019	18.9

The following table summarizes pre-tax estimated proved reserves PV-10 (non-GAAP measure) and the associated Standardized Measure. The decrease in pre-tax estimated proved reserves PV-10 value as compared to 2018, was due primarily to lower SEC pricing and the deconsolidation of Antero Resources’ and Antero Midstream’s financial statements. Lower pricing resulted in approximately 65% of the decline and the deconsolidation resulted in approximately 35% of the reduction. The deconsolidation resulted in Antero Resources recording the full fees paid to Antero Midstream for services rendered and no longer recording the future capital expenditures associated with Antero Midstream assets in future development costs. Prior to deconsolidation, as required by SEC guidance, Antero Resources’ consolidated reserves included the elimination of full fees paid by Antero Resources to Antero Midstream and the inclusion of the operating costs and capital incurred by Antero Midstream. Detailed SEC pricing can be found in Antero’s Form 10-K for the year ended December 31, 2019.

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	SEC Pricing
	2019 Year-End	2018 Year-End		%
	(Deconsolidated)	(Consolidated)	Variance	Variance
Proved Reserve Value ($B):
Standardized Measure	$5.5	$10.5	$5.0	-52%
Pre-tax estimated proved reserves PV-10	$6.1	$12.6	$6.5	-52%
Pre-tax estimated proved developed reserves PV-10	$4.7	$8.4	$3.7	-45%

Commodity Derivative Positions

Antero has hedged 1.8 Tcf of natural gas at a weighted average index price of $2.84 per MMBtu through 2023 with fixed price swap positions. Antero also has oil and NGL fixed price swap positions, including NGL positions that totaled 35,800 Bbl/day and oil positions that totaled 10,000 Bbl/d during 2020. As of December 31, 2019, the Company’s estimated fair value of commodity derivative instruments was $1.1 billion based on strip pricing.

Please see Antero’s Annual Report on Form 10-K for the year ended December 31, 2019, for more information on all commodity derivative positions.

The following tables summarize Antero’s hedge position as of December 31, 2019:

Fixed price natural gas positions from January 1, 2020 through December 31, 2023 were as follows:

	Natural gas MMBtu/day	Weighted average index price
Year ending December 31, 2020:
NYMEX ($/MMBtu)	2,227,500		$2.87
Year ending December 31, 2021:
NYMEX ($/MMBtu)	2,400,000		$2.80
Year ending December 31, 2022:
NYMEX ($/MMBtu)	0	$	N/A
Year ending December 31, 2023:
NYMEX ($/MMBtu)	90,000		$2.91

C3+ NGL and Oil derivative contract positions from January 1, 2020 through December 31, 2020 were as follows:

	Derivative Contract Type	Liquids Hedges (Bbl/d)	Weighted average index price ($/Gal)	Weighted average basis differential $/Gal	Weighted average index price ($/Bbl)
Year ending December 31, 2020:
Propane (C3) – Mont Belvieu (Domestic)	Fixed swap	373	$0.50		$21.00
Propane (C3) – ARA (Europe) (1)	Fixed swap	10,371	$0.55		$23.10
Propane (C3) – FEI (Asia) (1)	Fixed swap	2,457	$0.61		$25.62
Normal Butane (C4) – ARA to Mont Belvieu Basis	Basis	1,072	—	$0.23	—
Normal Butane (C4) – Mont Belvieu (Domestic)	Fixed swap	1,492	$0.57		$24.12
Pentane (C5) – Mont Belvieu (Domestic) (2)	Fixed swap	20,000	$1.06		$44.52
Total C3+ NGLs		35,765
Total NYMEX Crude Oil		10,000			$55.63

(1)      Net of shipping. Assumes $0.10/gal shipping to ARA and $0.20/gal shipping to FEI. (2)      Hedged 20,000 Bbl/d of pentane (C5) at 80% of WTI and hedged the resulting 16,000 Bbl/d of oil-equivalent volumes at $55.63/Bbl WTI or average (80% x $55.63 = $44.52/Bbl pentane).

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Conference Call

A conference call is scheduled on Thursday, February 13, 2020 at 9:00 am MT to discuss the financial and operational results. A brief Q&A session for security analysts will immediately follow the discussion of the results for the quarter. To participate in the call, dial in at 877-407-9079 (U.S.), or 201-493-6746 (International) and reference “Antero Resources”. A telephone replay of the call will be available until Thursday, February 20, 2020 at 9:00 am MT at 877-660-6853 (U.S.) or 201-612-7415 (International) using the conference ID: 13693463.

A simultaneous webcast of the call may be accessed over the internet at www.anteroresources.com. The webcast will be archived for replay on the Company’s website until Thursday, February 20, 2020 at 9:00 am MT.

Presentation

An updated presentation will be posted to the Company's website before the conference call. The presentation can be found at www.anteroresources.com on the homepage. Information on the Company's website does not constitute a portion of, and is not incorporated by reference into, this press release.

Basis of Financial Presentation

In connection with the closing of the simplification transaction between Antero Midstream GP LP and Antero Midstream Partners LP (“Antero Midstream Partners”) on March 12, 2019, among other things, Antero Midstream GP LP converted to a Delaware corporation and changed its name to Antero Midstream Corporation (“Antero Midstream”) and Antero Midstream Partners became Antero Midstream’s wholly owned subsidiary. As of December 31, 2019, Antero Resources owned 29% of the shares of common stock of Antero Midstream. Through March 12, 2019, Antero Midstream Partners’ results were consolidated within Antero Resources’ results. Upon closing, Antero Midstream Partners was deconsolidated from Antero Resources and Antero Resources’ interests in Antero Midstream were accounted for under the equity method of accounting within Antero Resources’ results. The GAAP results discussed below include the results of Antero Midstream Partners from January 1, 2019, through March 12, 2019, on a consolidated basis, and from March 13, 2019, to December 31, 2019, the results of Antero Midstream Partners are no longer consolidated. The non-GAAP results described herein reflect the applicable results as if the simplification transaction had occurred at the beginning of the applicable period, unless otherwise noted.

Non-GAAP Financial Measures

Adjusted Net Income (Loss)

Adjusted Net Income (Loss) as set forth in this release represents net income (Loss), adjusted for certain items. Antero believes that Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per share is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Adjusted Net Income (Loss) is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income (Loss) as an indicator of financial performance. The following tables reconcile net income (loss) before income taxes to Adjusted Net Income (Loss) (in thousands):

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	Three months ended		Twelve months ended
	December 31,		December 31,
	2018	2019	2018	2019
Net loss attributable to Antero Resources Corp	$(121,546)	$(482,196)	$(397,517)	(340,129)
Commodity derivative fair value losses (gains)	222,387	7,875	87,594	(463,972)
Gains (losses) on settled commodity derivatives	(25,257)	63,296	243,112	325,090
Marketing derivative fair value losses (gains)	—	—	(94,081)	—
(Gains) losses on settled marketing derivatives	(5,411)	—	72,687	—
Impairment of oil and gas properties	143,369	46,732	553,907	1,300,444
Impairment of midstream assets	—	—	—	7,800
Impairment of equity investments	—	467,590	—	467,590
Equity-based compensation	9,518	4,232	49,341	21,082
Income from water earnout	—	(125,000)	—	(125,000)
Gain on deconsolidation of Antero Midstream LP	—	—	—	(1,406,042)
Loss on change of fair value of contingent acquisition consideration	104,860	—	93,019	—
Gain on early extinguishment of debt	—	(36,419)	—	(36,419)
Loss on sale of assets	—	—	—	951
Loss on sale of investment		108,745		108,745
Equity in loss of unconsolidated - AMC		53,024		155,481
Contract termination and rig stacking	—	—	—	14,026
Simplification transaction fees	—	—	—	15,482
Tax effect of reconciling items (1)	(105,508)	(138,097)	(237,170)	(90,163)
Other tax items (2)	(47,550)	24,041	(2,987)	17,528
Adjusted Net Income (Loss)	$174,566	$(6,177)	$366,422	(27,506)

Fully Diluted Shares Outstanding	317,889	300,142	316,036	306,400

Per Share Amounts

	Three months ended		Year ended
	December 31,		December 31,
	2018	2019	2018	2019
Net loss attributable to Antero Resources Corp	$(0.39)	$(1.61)	$(1.26)	(1.13)
Commodity derivative fair value losses (gains)	0.71	0.03	0.28	(1.55)
Gains (losses) on settled commodity derivatives	(0.08)	0.21	0.77	1.08
Marketing derivative fair value losses (gains)	—	—	(0.30)	—
(Gains) losses on settled marketing derivatives	(0.02)	—	0.23	—
Impairment of oil and gas properties	0.46	0.16	1.74	4.33
Impairment of midstream assets	—	—	—	0.03
Impairment of equity investments	—	1.56	—	1.56
Equity-based compensation	0.03	0.01	0.16	0.07
Income from water earnout		(0.42)		(0.42)
Gain on deconsolidation of Antero Midstream	—	—	—	(4.68)
Loss on change in fair value of contingent acquisition consideration	—	—	0.29	—
Gain on early extinguishment of debt	0.34	(0.12)	—	(0.12)
Loss on sale of assets	—	—	—	—
Loss on sale of investment	—	0.36		0.36
Equity in loss of unconsolidated - AMC	—	0.18	—	0.52
Contract termination and rig stacking	—	—	—	0.05
Simplification transaction fees	—	—	—	0.05
Tax effect of reconciling items (1)	(0.34)	(0.46)	(0.75)	(0.30)
Other tax items (2)	(0.15)	0.08	(0.01)	0.06
Adjusted Net Income (Loss)	$0.56	$(0.02)	$1.15	(0.09)

Fully Diluted Shares Outstanding	317,889	300,142	316,036	306,400

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(1)	Deferred taxes were approximately 24% for 2018 and 23% for 2019.
(2)	Tax impact in 2018 of valuation allowance on Colorado net operating losses, changes in statutory tax rate and items effecting the deconsolidated financial statements.

Net Debt

Net Debt is calculated as total debt less cash and cash equivalents. Management uses Net Debt to evaluate the Company’s financial position, including its ability to service its debt obligations.

The following table reconciles consolidated total debt to Net Debt as used in this release (in thousands):

	December 31,	December 31,
	2018	2019
AR bank credit facility	$405,000	$552,000
AM bank credit facility (1)	990,000	—
5.375% AR senior notes due 2021	1,000,000	952,500
5.125% AR senior notes due 2022	1,100,000	923,041
5.625% AR senior notes due 2023	750,000	750,000
5.375% AM senior notes due 2024 (1)	650,000	—
5.000% AR senior notes due 2025	600,000	600,000
Net unamortized premium	1,241	791
Net unamortized debt issuance costs (1)	(34,553)	(19,464)
Consolidated total debt	$5,461,688	3,758,868
Less: AR cash and cash equivalents	—	—
Less: AM cash and cash equivalents (1)	—	—
Consolidated net debt	$5,461,688	3,758,868

Less: Antero Midstream debt net of cash and unamortized premium and debt issuance costs (1)	$1,632,147	—
Net Debt	$3,829,541	$3,758,868

(1) Effective March 13, 2019, Antero Midstream is no longer consolidated in Antero’s results

Adjusted EBITDAX

Adjusted EBITDAX as defined by the Company represents income or loss, including noncontrolling interests, before interest expense, interest income, gains or losses from commodity derivatives and marketing derivatives, but including net cash receipts or payments on derivative instruments included in derivative gains or losses other than proceeds from derivative monetizations, income taxes, impairment, depletion, depreciation, amortization, and accretion, exploration expense, equity-based compensation, gain or loss on early extinguishment of debt, gain or loss on sale of assets, gain or loss on changes in the fair value of contingent acquisition consideration, contract termination and rig stacking costs, distributions from unconsolidated affiliates and equity in earnings or loss of Antero Midstream. Adjusted EBITDAX also includes distributions received from limited partner interests in Antero Midstream common units prior to the closing of the simplification transaction on March 12, 2019.

9

The GAAP financial measure nearest to Adjusted EBITDAX is net income or loss including noncontrolling interest that will be reported in Antero’s condensed consolidated financial statements. While there are limitations associated with the use of Adjusted EBITDAX described below, management believes that this measure is useful to an investor in evaluating the Company’s financial performance because it:

•	is widely used by investors in the oil and gas industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	helps investors to more meaningfully evaluate and compare the results of Antero’s operations from period to period by removing the effect of its capital structure from its operating structure; and

•	is used by management for various purposes, including as a measure of Antero’s operating performance, in presentations to the Company’s board of directors, and as a basis for strategic planning and forecasting. Adjusted EBITDAX is also used by the board of directors as a performance measure in determining executive compensation.

There are significant limitations to using Adjusted EBITDAX as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company’s net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDAX reported by different companies. In addition, Adjusted EBITDAX provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax position.

The following table represents a reconciliation of Adjusted EBITDAX to net income (loss), including noncontrolling interest to Adjusted EBITDAX for the periods presented. Adjusted EBITDAX also excludes the results of Antero Midstream in order to provide comparability with the current structure of Antero Resources as Antero Resources no longer consolidates Antero Midstream’s results, effective March 13, 2019. These Adjustments are disclosed in the table below as Antero Midstream related adjustments.

	Three months ended December 31,
(in thousands)	2018	2019
Reconciliation of net loss to Adjusted EBITDAX:
Net loss and comprehensive loss attributable to Antero Resources Corporation	$(121,546)	$(482,196)
Net income and comprehensive income attributable to noncontrolling interests	140,282	—
Commodity derivative fair value gains (1)	222,387	7,875
Gains (losses) on settled commodity derivatives (1)	(25,257)	63,296
Gains on settled marketing derivatives (1)	(5,411)	—
Interest expense, net	78,440	54,243
(Gain) loss on early extinguishment of debt	—	(36,419)
Provision for income tax expense (benefit)	(131,357)	(107,442)
Depletion, depreciation, amortization, and accretion	263,703	191,802
Impairment of oil and gas properties	143,369	46,732
Impairment of equity investments	—	467,590
Exploration expense	936	236
Equity-based compensation expense	13,984	4,232
Equity in (earnings) loss of unconsolidated affiliate	(12,448)	53,023
Distributions from unconsolidated affiliates	16,755	48,715
Loss on sale of equity investment shares	—	108,745
Water earnout	—	(125,000)
	583,837	295,432
Antero Midstream Related Adjustments (2)
Net income and comprehensive income attributable to noncontrolling interests	(140,282)	—
Antero Midstream interest expense, net (2)	(18,982)	—
Antero Midstream depreciation, accretion of ARO and accretion of contingent consideration (2)	82,134	—
Antero Midstream equity-based compensation expense (2)	(4,467)	—
Antero Midstream equity in earnings of unconsolidated affiliates (2)	12,448	—
Antero Midstream distributions from unconsolidated affiliates (2)	(16,755)	—
Equity in earnings of Antero Midstream (2)	(66,753)	—
Distributions from Antero Midstream (2)	43,503	—
Adjusted EBITDAX	$474,683	$295,432

10

(1) The adjustments for the derivative fair value gains and losses and gains on settled derivatives have the effect of adjusting net income (loss) from operations for changes in the fair value of unsettled derivatives, which are recognized at the end of each accounting period. As a result, derivative gains included in the calculation Adjusted EBITDAX only reflect derivatives that settled during the period. The adjustments do not include proceeds from derivatives monetization.

(2) Amounts reflected are net of any elimination adjustments for intercompany activity and include activity related to Antero Midstream through March 12, 2019 (date of deconsolidation). Effective March 13, 2019, Antero accounts for its unconsolidated investment in Antero Midstream using the equity method of accounting. See Note 5 to the condensed consolidated financial statements in Antero’s Annual Report on Form 10-K for the year ended December 31, 2019 for further discussion on equity method investments.

The following table reconciles Antero's net income to Adjusted EBITDAX for the twelve months ended December 31, 2019, as used in this release (in thousands):

Twelve months ended
(in thousands)	December 31, 2019
Net loss and comprehensive loss attributable to Antero Resources Corporation	$(340,129)
Net income and comprehensive income attributable to noncontrolling interests	46,993
Commodity derivative fair value gains (1)	(463,972)
Losses on settled commodity derivatives (1)	325,090
Loss on sale of assets	951
Gain on deconsolidation of Antero Midstream	(1,406,042)
Interest expense, net	228,111
Gain on early extinguishment of debt	(36,419)
Provision for income tax benefit	(74,110)
Depletion, depreciation, amortization, and accretion	918,629
Impairment of oil and gas properties	1,300,444
Impairment of midstream assets	14,782
Impairment of equity investments	467,590
Exploration expense	884
Equity-based compensation expense	23,559
Equity in loss of unconsolidated affiliate - AMC	143,216
Distributions from unconsolidated affiliates	157,956
Contract termination and rig stacking	14,026
Loss on sale of equity investment shares	108,745
Water earnout	(125,000)
Simplification transaction fees	15,482

Antero Midstream Related Adjustments (2)
Net income and comprehensive income attributable to noncontrolling interests	(46,993)
Antero Midstream interest expense, net (2)	(16,815)
Antero Midstream loss on extinguishment of debt	(21,770)
Antero Midstream depreciation, accretion of ARO and accretion of contingent consideration (2)	(6,982)
Antero Midstream impairment	(2,477)
Antero Midstream equity-based compensation expense (2)	12,264
Antero Midstream gain on sale (2)	(61,319)
Antero Midstream equity in earnings of unconsolidated affiliates (2)	(15,021)
Antero Midstream distributions from unconsolidated affiliates (2)	95,183
Equity in earnings of Antero Midstream (2)	—
Distributions from Antero Midstream (2)	—
Antero Midstream simplification transaction fees	(9,185)
Adjusted EBITDAX	$1,247,671

11

(1) The adjustments for the derivative fair value gains and losses and gains on settled derivatives have the effect of adjusting net income (loss) from operations for changes in the fair value of unsettled derivatives, which are recognized at the end of each accounting period. As a result, derivative gains included in the calculation Adjusted EBITDAX only reflect derivatives that settled during the period. The adjustments do not include proceeds from derivatives monetization.

(2) Amounts reflected are net of any elimination adjustments for intercompany activity and include activity related to Antero Midstream through March 12, 2019 (date of deconsolidation). Effective March 13, 2019, Antero accounts for its unconsolidated investment in Antero Midstream using the equity method of accounting. See Note 5 to the condensed consolidated financial statements in Antero’s Annual Report on Form 10-K for the year ended December 31, 2019 for further discussion on equity method investments.

Drilling and Completion Capital Expenditures

For a reconciliation between cash paid for drilling and completion capital expenditures and drilling and completion accrued capital expenditures during the period, please see the capital expenditures section below. (in thousands):

	Three months ended December 31,
	2018	2019
Drilling and completion costs (as reported; cash basis)	$362,913	$296,187
Drilling and completion costs paid to Antero Midstream (cash basis) (1)	52,385	—
Adjusted drilling and completion costs (cash basis)	415,298	296,187
Change in accrued capital costs	(36,633)	3,441
Adjusted drilling and completion costs (accrual basis)	$378,665	$299,628

(1) Represents drilling and completion costs paid to Antero Midstream that were consolidated in Antero Resources’ financial results in 2018.

F&D Cost & Pre-Tax PV-10 Value

The pre-tax PV-10 value is a non-GAAP financial measure.  Antero believes that the presentation of pre-tax PV-10 is useful to its investors because it presents the discounted future net cash flows attributable to reserves prior to taking into account corporate future income taxes and the Company’s current tax structure.  The Company further believes investors and creditors use pre-tax PV-10 values as a basis for comparison of the relative size and value of its reserves as compared with other companies.

The GAAP financial measure most directly comparable to pre-tax PV-10 is the standardized measure of discounted future net cash flows (“Standardized Measure”). To reconcile to Standardized Measure to pre-tax PV-10, the Company reduces Standardized Measure by the discounted future income taxes associated with the Company’s proved reserves. The following sets forth the estimated future net cash flows from our proved reserves (without giving effect to our commodity derivatives), the present value of those net cash flows before income tax (PV-10) and the present value of those net cash flows after income tax (Standardized measure) at December 31, 2019.

12

(In millions, except per Mcf data)	At December 31, 2019
Future net cash flows	$14,932
Present value of future net cash flows:
Before income tax (PV-10)	$6,067
Income taxes	$(598)
After income tax (Standardized measure)	$5,469

Notwithstanding their use for comparative purposes, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures employed by other companies.

Antero Resources is an independent natural gas and oil company engaged in the acquisition, development and production of unconventional liquids-rich natural gas properties located in the Appalachian Basin in West Virginia and Ohio. The Company’s website is located at www.anteroresources.com.

This release includes "forward-looking statements." Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Resources’ control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Resources expects, believes or anticipates will or may occur in the future, such as those regarding expected results, future commodity prices, future production targets, realizing potential future fee rebates or reductions, including those related to certain levels of production, future earnings, leverage targets and debt repayment, future capital spending plans, asset monetization opportunities and pricing, improved and/or increasing capital efficiency, estimated realized natural gas, NGL and oil prices, expected drilling and development plans, projected well costs and cost savings initiatives, future financial position, the amount and timing of any litigation settlements, and future marketing opportunities are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this release. Although Antero Resources believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Resources expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil most of which are difficult to predict and many of which are beyond the Antero Resources’ control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading "Item 1A. Risk Factors" in Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2019.

For more information, contact Michael Kennedy – SVP – Finance, at (303) 357-6782 or mkennedy@anteroresources.com.

13

ANTERO RESOURCES CORPORATION

Consolidated Balance Sheets

December 31, 2018 and 2019

(In thousands, except per share amounts)

	2018	2019
Assets
Current assets:
Accounts receivable	$51,073	46,419
Accounts receivable, related parties	—	125,000
Accrued revenue	474,827	317,886
Derivative instruments	245,263	422,849
Other current assets	35,450	10,731
Total current assets	806,613	922,885
Property and equipment:
Oil and gas properties, at cost (successful efforts method):
Unproved properties	1,767,600	1,368,854
Proved properties	12,705,672	11,859,817
Water handling and treatment systems	1,013,818	—
Gathering systems and facilities	2,470,708	5,802
Other property and equipment	65,842	71,895
	18,023,640	13,306,368
Less accumulated depletion, depreciation, and amortization	(4,153,725)	(3,327,629)
Property and equipment, net	13,869,915	9,978,739
Operating leases right-of-use assets	—	2,886,500
Derivative instruments	362,169	333,174
Investments in unconsolidated affiliates	433,642	1,055,177
Other assets	47,125	21,094
Total assets	$15,519,464	15,197,569

Liabilities and Equity
Current liabilities:
Accounts payable	$66,289	14,498
Accounts payable, related parties	—	97,883
Accrued liabilities	465,070	400,850
Revenue distributions payable	310,827	207,988
Derivative instruments	532	6,721
Short-term lease liabilities	2,459	305,320
Other current liabilities	8,363	6,879
Total current liabilities	853,540	1,040,139
Long-term liabilities:
Long-term debt	5,461,688	3,758,868
Deferred income tax liability	650,788	781,987
Derivative instruments	—	3,519
Long-term lease liabilities	2,873	2,583,678
Other liabilities	63,098	58,635
Total liabilities	7,031,987	8,226,826
Commitments and contingencies (Notes 14 and 15)
Equity:
Stockholders' equity:
Preferred stock, $0.01 par value; authorized - 50,000 shares; none issued	—	—
Common stock, $0.01 par value; authorized - 1,000,000 shares; 308,594 shares and 295,941 shares issued and outstanding at December 31, 2018 and 2019, respectively	3,086	2,959
Additional paid-in capital	6,485,174	6,130,365
Accumulated earnings	1,177,548	837,419
Total stockholders' equity	7,665,808	6,970,743
Noncontrolling interests in consolidated subsidiary	821,669	—
Total equity	8,487,477	6,970,743
Total liabilities and equity	$15,519,464	15,197,569

14

ANTERO RESOURCES CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

Three Months and Years Ended December 31, 2018 and 2019

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2019	2018	2019
Revenue and other:
Natural gas sales	$789,614	512,076	$2,287,939	2,247,162
Natural gas liquids sales	349,353	316,556	1,177,777	1,219,162
Oil sales	58,310	39,874	187,178	177,549
Commodity derivative fair value gains (losses)	(222,386)	(7,875)	(87,594)	463,972
Gathering, compression, water handling and treatment	6,047	—	21,344	4,478
Marketing	64,712	91,296	458,901	292,207
Marketing derivative fair value gains (losses)	(1)	—	94,081	—
Other income	—	811	—	4,160
Total revenue and other	1,045,649	952,738	4,139,626	4,408,690
Operating expenses:		—
Lease operating	42,998	27,203	136,153	145,720
Gathering, compression, processing, and transportation	413,130	551,424	1,339,358	2,146,647
Production and ad valorem taxes	44,242	29,633	126,474	125,142
Marketing	125,132	140,975	686,055	549,814
Exploration	936	236	4,958	884
Impairment of oil and gas properties	143,370	46,732	549,437	1,300,444
Impairment of midstream assets	—	14,782	9,658	14,782
Depletion, depreciation, and amortization	262,985	190,861	972,465	914,867
Loss on sale of assets	—	—	—	951
Accretion of asset retirement obligations	719	941	2,819	3,762
General and administrative (including equity-based compensation expense )	58,767	32,189	240,344	178,696
Contract termination and rig stacking	—	—	—	14,026
Total operating expenses	1,092,279	1,034,976	4,067,721	5,395,735
Operating income (loss)	(46,630)	(82,238)	71,905	(987,045)
Other income (expenses):		—
Water earnout	—	125,000	—	125,000
Equity in earnings (loss) of unconsolidated affiliates	12,449	(53,023)	40,280	(143,216)
Loss on the sale of equity investment shares	—	(108,745)	—	(108,745)
Impairment of equity investments	—	(467,590)	—	(467,590)
Gain on deconsolidation of Antero Midstream Partners LP	—	—	—	1,406,042
Interest expense, net	(78,440)	(54,243)	(286,743)	(228,111)
Gain (loss) on early extinguishment of debt	—	36,419	—	36,419
Total other income (expenses)	(65,991)	(522,182)	(246,463)	619,799
Loss before income taxes	(112,621)	(589,638)	(174,558)	(367,246)
Provision for income tax benefit	131,357	107,442	128,857	74,110
Net income (loss) and comprehensive income (loss) including noncontrolling interests	18,736	(482,196)	(45,701)	(293,136)
Net income and comprehensive income attributable to noncontrolling interests	140,282	—	351,816	46,993
Net income (loss) and comprehensive income (loss) attributable to Antero Resources Corporation	$(121,546)	(482,196)	$(397,517)	(340,129)

Income (loss) per common share—basic	$(0.39)	(1.61)	$(1.26)	(1.11)
Income (loss) per common share—assuming dilution	$(0.39)	(1.61)	$(1.26)	(1.11)

Weighted average number of shares outstanding:
Basic	313,618	300,142	316,036	306,400
Diluted	313,618	300,142	316,036	306,400

15

ANTERO RESOURCES CORPORATION

Condensed Consolidated Statements of Cash Flows

Years Ended December 31, 2017, 2018 and 2019

(Unaudited)

(In thousands)

	Year Ended December 31,
	2017	2018	2019
Cash flows provided by (used in) operating activities:
Net income (loss) and comprehensive income (loss) including noncontrolling interests	$785,137	(45,701)	(293,136)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation, amortization, and accretion	827,220	975,284	918,629
Impairments	183,029	559,095	1,782,816
Commodity derivative fair value (gains) losses	(658,283)	87,594	(463,972)
Gains on settled commodity derivatives	213,940	243,112	325,090
Premium paid on derivative contracts	—	(13,318)	—
Proceeds from derivative monetizations	749,906	370,365	—
Marketing derivative fair value gains	21,394	(94,081)	—
Gains on settled marketing derivatives	—	72,687	—
Deferred income tax benefit	(295,126)	(128,857)	(79,158)
Loss on sale of assets	—	—	951
Equity-based compensation expense	103,445	70,414	23,559
Loss (gain) on early extinguishment of debt	1,500	—	(36,419)
Loss on sale of Antero Midstream Corporation shares	—	—	108,745
Equity in earnings (loss) of unconsolidated affiliates	(20,194)	(40,280)	143,216
Water earnout	—	—	(125,000)
Distributions/dividends of earnings from unconsolidated affiliates	20,195	46,415	157,956
Gain on deconsolidation of Antero Midstream Partners LP	—	—	(1,406,042)
Other	(1,907)	4,681	10,681
Changes in current assets and liabilities:
Accounts receivable	(5,214)	(15,156)	31,631
Accrued revenue	(38,162)	(174,706)	156,941
Other current assets	(2,755)	(5,817)	(1,025)
Accounts payable including related parties	9,462	9,307	(27,996)
Accrued liabilities	64,862	63,562	(25,762)
Revenue distributions payable	45,628	101,210	(102,839)
Other current liabilities	2,214	(3,823)	4,592
Net cash provided by operating activities	2,006,291	2,081,987	1,103,458
Cash flows provided by (used in) investing activities:
Additions to proved properties	(175,650)	—	—
Additions to unproved properties	(204,272)	(172,387)	(88,682)
Drilling and completion costs	(1,281,985)	(1,488,573)	(1,254,118)
Additions to water handling and treatment systems	(194,502)	(97,699)	(24,416)
Additions to gathering systems and facilities	(346,217)	(444,413)	(48,239)
Additions to other property and equipment	(14,127)	(7,514)	(6,700)
Investments in unconsolidated affiliates	(235,004)	(136,475)	(25,020)
Proceeds from sale of common stock of Antero Midstream Corporation	—	—	100,000
Proceeds from the Antero Midstream Partners LP Transactions	—	—	296,611
Change in other assets	(12,029)	(3,663)	7,091
Proceeds from asset sales	2,156	—	1,983
Net cash used in investing activities	(2,461,630)	(2,350,724)	(1,041,490)
Cash flows provided by (used in) financing activities:
Issuance of common units by Antero Midstream Partners LP	248,956	—	—
Proceeds from sale of common units of Antero Midstream Partners LP held by Antero Resources Corporation	311,100	—	—
Repurchases of common stock	—	(129,084)	(38,772)
Issuance of senior notes by Antero Midstream Partners LP	—	—	650,000
Repayment of senior notes	—	—	(191,092)
Borrowings on bank credit facilities, net	90,000	660,379	232,000
Payments of deferred financing costs	(16,377)	(2,169)	(4,547)
Distributions to noncontrolling interests in Antero Midstream Partners LP	(152,352)	(267,271)	(85,076)
Employee tax withholding for settlement of equity compensation awards	(24,174)	(17,020)	(2,389)
Other	(4,983)	(4,539)	(2,560)
Net cash provided by financing activities	452,170	240,296	557,564
Antero Midstream Partners LP cash at deconsolidation	—	—	(619,532)
Net decrease in cash and cash equivalents	(3,169)	(28,441)	—
Cash and cash equivalents, beginning of period	31,610	28,441	—
Cash and cash equivalents, end of period	$28,441	—	—

16

	Year Ended December 31,
	2017	2018	2019
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$263,919	275,769	224,331
Decrease in accounts payable and accrued liabilities for additions to property and equipment	$(547)	(47,717)	(15,897)

The following table set forth selected operating data for the three months ended December 31, 2018 and 2019:

	Three months ended December 31,		Amount of Increase	Percent
(in thousands)	2018	2019	(Decrease)	Change
Revenue:
Natural gas sales	$789,614	$512,076	$(277,538)	(35)%
NGLs sales	349,353	316,556	(32,797)	(9)%
Oil sales	58,310	39,874	(18,436)	(32)%
Commodity derivative fair value gains (losses)	(22,386)	(7,875)	14,511	(65)%
Gathering, compression, water handling and treatment	6,047	—	(6,047)	(100)%
Marketing	64,712	91,296	26,584	41%
Other income	(1)	811	812	*
Total operating revenues and other	1,045,649	952,738	(92,911)	(9)%
Operating expenses:
Lease operating	42,998	27,203	(15,795)	(37)%
Gathering, compression, processing, and transportation	413,130	551,424	138,294	33%
Production and ad valorem taxes	44,242	29,633	(14,609)	(33)%
Marketing	125,132	140,975	15,843	13%
Exploration	936	236	(700)	(75)%
Impairment of oil and gas properties	143,370	46,732	(96,638)	(67)%
Impairment of midstream assets	—	14,782	14,782	*
Depletion, depreciation, and amortization	262,985	190,861	(72,124)	(27)%
Accretion of asset retirement obligations	719	941	222	31%
General and administrative (excluding equity-based compensation)	44,782	27,957	(16,825)	(38)%
Equity-based compensation	13,985	4,232	(9,753)	(70)%
Total operating expenses	1,092,279	1,034,976	(57,303)	(5)%
Operating income (loss)	(46,630)	(82,238)	(35,608)	76%

Other earnings (expenses):
Water earnout	—	125,000	(125,000)	*
Equity in earnings of unconsolidated affiliates	12,449	(53,023)	(65,472)	(526)%
Loss on the sale of equity investment shares	—	(108,745)	(108,745)	*
Impairment of equity investments	—	(467,590)	467,590	*
Interest expense	(78,440)	(54,243)	24,197	(31)%
Gain on early extinguishment of debt	—	36,419	36,419	*
Total other expenses	(65,991)	(522,182)	(456,191)	691%
Loss before income taxes	(112,621)	(604,420)	(491,799)	437%
Income tax benefit	131,357	107,442	(23,915)	*
Net loss and comprehensive loss including noncontrolling interest	18,736	(496,978)	(515,714)	*
Net income and comprehensive income attributable to noncontrolling interest	140,282	—	(140,282)	(100)%
Net loss and comprehensive loss attributable to Antero Resources Corporation	$(121,546)	$(496,978)	(375,432)	309%
			—
Adjusted EBITDAX	$456,722	$295,728	$(160,994)	(35)%

17

The following table set forth selected operating data for the three months ended December 31, 2018 and 2019:

	Three months ended December 31,		Amount of Increase	Percent
	2018	2019	(Decrease)	Change
Production data:
Natural gas (Bcf)	206	205	(1)	(0)%
C2 Ethane (MBbl)	4,323	4,325	2	0%
C3+ NGLs (MBbl)	9,463	9,603	140	1%
Oil (MBbl)	1,125	809	(316)	(28)%
Combined (Bcfe)	296	293	(3)	(1)%
Daily combined production (MMcfe/d)	3,213	3,185	(28)	(1)%
Average prices before effects of derivative settlements (1):
Natural gas (per Mcf) (2)	$3.83	$2.50	$(1.33)	(35)%
C2 Ethane (per Bbl)	$13.12	$7.44	$(5.68)	(43)%
C3+ NGLs (per Bbl)	$30.92	$29.61	$(1.31)	(4)%
Oil (per Bbl)	$51.83	$49.29	$(2.54)	(5)%
Weighted Average Combined (per Mcfe)	$4.05	$2.96	$(1.09)	(27)%
Average realized prices after effects of derivative settlements (1):
Natural gas (per Mcf)	$3.73	$2.87	$(0.86)	(23)%
C2 Ethane (per Bbl)	$13.12	$7.44	$(5.68)	(43)%
C3+ NGLs (per Bbl)	$30.60	$27.95	$(2.65)	(9)%
Oil (per Bbl)	$50.92	$53.57	$2.65	5%
Weighted Average Combined (per Mcfe)	$3.97	$3.18	$(0.79)	(20)%
Average costs (per Mcfe):
Lease operating	$0.15	$0.09	$(0.06)	(40)%
Gathering, compression, processing, and transportation	$1.88	$1.88	$—	—%
Production and ad valorem taxes	$0.15	$0.10	$(0.05)	(33)%
Marketing expense, net	$0.20	$0.17	$(0.03)	(15)%
Depletion, depreciation, amortization, and accretion	$0.82	$0.65	$(0.17)	(21)%
General and administrative (excluding equity-based compensation)	$0.11	$0.10	$(0.01)	(9)%

	Year ended December 31,		Amount of Increase	Percent
(in thousands)	2018	2019	(Decrease)	Change
Operating revenues and other:
Natural gas sales	$2,287,939	$2,247,162	$(40,777)	(2)%
NGLs sales	1,177,777	1,219,162	41,385	4%
Oil sales	187,178	177,549	(9,629)	(5)%
Commodity derivative fair value gains (losses)	(87,594)	463,972	551,566	(630)%
Gathering, compression, water handling and treatment	21,344	4,478	(16,866)	(79)%
Marketing	458,901	292,207	(166,694)	(36)%
Marketing derivative fair value gains	94,081	—	(94,081)	(100)%
Other income	—	4,160	4,160	*
Total operating revenues and other	4,139,626	4,408,690	269,064	6%
Operating expenses:
Lease operating	136,153	145,720	9,567	7%
Gathering, compression, processing, and transportation	1,339,358	2,146,647	807,289	60%
Water earnout	—	(125,000)	(125,000)	*
Production and ad valorem taxes	126,474	125,142	(1,332)	(1)%
Marketing	686,055	549,814	(136,241)	(20)%
Exploration	4,958	884	(4,074)	(82)%
Impairment of oil and gas properties	549,437	1,300,444	751,007	137%
Impairment of midstream assets	9,658	14,782	5,124	53%
Depletion, depreciation, and amortization	972,465	914,867	(57,598)	(6)%
Loss on sale of assets	—	951	951	*
Accretion of asset retirement obligations	2,819	3,762	943	33%
General and administrative (excluding equity-based compensation)	169,930	155,137	(14,793)	(9)%
Equity-based compensation	70,414	23,559	(46,855)	(67)%
Contract termination and rig stacking	—	14,026	14,026	*
Total operating expenses	4,067,721	5,270,735	1,203,014	30%
Operating income (loss)	71,905	(862,045)	(933,950)	(1,299)%

Other earnings (expenses):
Water earnout	—	125,000	125,000	*
Equity in earnings of unconsolidated affiliates	40,280	(143,216)	(183,496)	(456)
Loss on the sale of equity investment shares	—	(108,745)	(108,745)	*
Gain on deconsolidation of Antero Midstream Partners LP	—	1,406,042	1,406,042	*
Impairment of equity investments	—	(467,590)	(467,590)	*
Interest expense	(286,743)	(228,111)	58,632	(20)
Gain on early extinguishment of debt	—	36,419	36,419	*
Total other expenses	(246,463)	494,799	741,262	(301)%
Loss before income taxes	(174,558)	(367,246)	(192,688)	110%
Income tax benefit	128,857	74,110	(54,747)	(42)%
Net loss and comprehensive loss including noncontrolling interest	(45,701)	(293,136)	(247,435)	541%
Net income and comprehensive income attributable to noncontrolling interest	351,816	46,993	(304,823)	(87)%
Net loss and comprehensive loss attributable to Antero Resources Corporation	$(397,517)	$(340,129)	$57,388	(14)%

Adjusted EBITDAX	$1,717,120	$1,247,967	$(469,153)	(27)%

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	Year ended December 31,		Amount of Increase	Percent
	2018	2019	(Decrease)	Change
Production data:
Natural gas (Bcf)	710	822	112.0000	16%
C2 Ethane (MBbl)	14,221	15,861	1,640	12%
C3+ NGLs (MBbl)	28,913	39,445	10,532	36%
Oil (MBbl)	3,265	3,632	367	11%
Combined (Bcfe)	989	1,175	186	19%
Daily combined production (MMcfe/d)	2,709	3,220	511	19%
Average prices before effects of derivative settlements (1):
Natural gas (per Mcf) (2)	$3.22	$2.74	$(0.48)	(15)%
C2 Ethane (per Bbl)	$12.14	$7.85	$(4.29)	(35)%
C3+ NGLs (per Bbl)	$34.76	$27.75	$(7.01)	(20)%
Oil (per Bbl)	$57.34	$48.88	$(8.46)	(15)%
Weighted Average Combined (per Mcfe)	$3.69	$3.10	$(0.59)	(16)%
Average realized prices after effects of derivative settlements (1):
Natural gas (per Mcf)	$3.65	$3.14	$(0.51)	(14)%
C2 Ethane (per Bbl)	$12.14	$7.85	$(4.29)	(35)%
C3+ NGLs (per Bbl)	$33.25	$27.41	$(5.84)	(18)%
Oil (per Bbl)	$52.11	$50.92	$(1.19)	(2)%
Weighted Average Combined (per Mcfe)	$3.94	$3.38	$(0.56)	(14)%
Average costs (per Mcfe):
Lease operating	$0.14	$0.13	$(0.01)	(7)%
Gathering, compression, processing, and transportation	$1.81	$1.92	$0.11	6%
Production and ad valorem taxes	$0.12	$0.11	$(0.01)	(8)%
Marketing expense (gain), net	$0.23	$0.22	$(0.01)	(4)%
Depletion, depreciation, amortization, and accretion	$0.85	$0.76	$(0.09)	(11)%
General and administrative (excluding equity-based compensation)	$0.13	$0.12	$(0.01)	(8)%

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